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                                                               EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-34451) of our report dated October 3, 1997, on our audit of the financial statements of Bayard Drilling Technologies, Inc. as of June 30, 1997, and the six months then ended. We also consent to the references to our firm under the captions "Independent Public Accountants."


                                            /s/ COOPERS & LYBRAND, L.L.P.

                                            Coopers & Lybrand, L.L.P.

Oklahoma City, OK
October 16, 1997